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Exhibit 10.21

NAPRO BIOTHERAPEUTICS, INC.
Schedule Required by Instruction 2 to Item 601
of Regulation S-K

Name of Director or Officer Who Delivered Signed Waiver Letter	Date of Waiver Letter
Sterling K. Ainsworth	September 11, 2003
Kai P. Larson	September 10, 2003
Gordon Link	September 10, 2003
Patricia A. Pilia, Ph.D.	September 10, 2003
Leonard P. Shaykin	September 12, 2003

September             , 2003

NaPro BioTherapeutics, Inc.
4840 Pearl East Circle
Suite 300W
Boulder, Colorado 80301
Attn: VP, General Counsel

Re:
Employment Agreement dated as of October 1, 2001 (the "Agreement")

Gentlemen:

        I refer you to section 6(f) of the Agreement. Capitalized terms not defined in this letter have the meanings given them in the Agreement.

        Please be advised that the undersigned Executive hereby unconditionally waives any right to assert that he or she has Good Reason to resign from employment with the Company if the Company fails to comply with section 6(f)(ii) of the Agreement. This waiver is limited in its application solely to the anticipation or occurrence of the company's announced agreement on August 26, 2003 to sell its worldwide generic injectable paclitaxel business to Faulding Pharmaceuticals Co. and shall not apply to any other transaction that could be deemed to be a Change of Control.

Very truly yours,
Executive
/s/

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NAPRO BIOTHERAPEUTICS, INC. Schedule Required by Instruction 2 to Item 601 of Regulation S-K